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                                                                     Exhibit 8.1

                                                      [LOGO OF HARRIS BEACH LLP
                                                      ATTORNEYS AT LAW]

                                                      99 GARNSEY ROAD
                                                      PITTSFORD, NEW YORK 14534
                                                      (585) 419-8800

July 7, 2004

American Rock Salt Company LLC
3846 Retsof Road
Retsof, New York 14539

        Re:     American Rock Salt Company LLC
                Registration Statement on Form S-4
                $100,000,000 Aggregate Principal Amount of 9 1/2% Senior Secured Notes due 2014

Gentlemen:

        Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") filed by American Rock Salt Company LLC (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the proposed offer (the "Exchange Offer") by the Company to exchange up to $100,000,000 aggregate principal amount of its 9 1/2% Senior Secured Notes (the "Exchange Notes") for up to $100,000,000 aggregate principal amount of the Company's outstanding 9 1/2% Senior Secured Notes (the "Outstanding Notes" and, together with the Exchange Notes, the "Notes"). Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement. You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Exchange Offer.

        In connection with this opinion, we have examined the Registration Statement, the Articles of Organization of the Company, the Amended and Restated Operating Agreement of the Company, certificates of public officials and officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

        Additionally, in rendering our opinion set forth herein, we have assumed that the Exchange Offer and any other transactions described in or contemplated by any of the aforementioned documents have been or will be consummated consistent with the descriptions of such transactions as set forth in the Registration Statement and in accordance with the operative documents relating to those transactions.

        The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder (including proposed and temporary regulations) and interpretations of the foregoing as expressed in court decisions, administrative determinations and legislative history, as of the date hereof. These provisions and interpretations

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American Rock Salt Company LLC                        [LOGO OF HARRIS BEACH LLP
July 7, 2004                                          ATTORNEYS AT LAW]
Page 2

are subject to change, which may or may not be retroactive in effect. Our opinion is not binding on the Internal Revenue Service or on the courts and, therefore, provides no guarantee or certainty as to results. In addition, our opinion is based on certain factual representations and assumptions described herein. Any change occurring after the date hereof in, or a variation from, any of the foregoing bases for our opinion could affect the conclusion expressed below.

        Based on the foregoing, and subject to the qualifications and assumptions referred to herein, we are of the opinion that the discussion in the Registration Statement under the caption "Certain United States Federal Income and Estate Tax Consequences" sets forth our opinion as to the material U.S. federal tax consequences, to the holders described in the discussion, of the Exchange Offer and the ownership and disposition of the Notes.

        We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

        The opinions set forth above are limited to the laws of the state of New York and the federal laws of the United States.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                                   Very truly yours,

                                                   Harris Beach LLP


                                                   By:  /s/ Thomas E. Willett
                                                        ---------------------
                                                        Thomas E. Willett,
                                                        Member of the Firm


Enc.